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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 30, 2003 (September 26, 2003)

GEORGIA GULF CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-9753 (Commission File Number)	58-1563799 (IRS Employer Identification Number)
400 Perimeter Center Terrace, Suite 595, Atlanta, GA (Address of Principal Executive Offices)		30346 (Zip Code)
Registrant's Telephone Number, including area code:		(770) 395-4500

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 5.    Other Events and Regulation FD Disclosure.

        On September 26, 2003, Georgia Gulf Corporation (the "Company") executed Amendment No. 2 to Credit Agreement (the "Amendment") to the Credit Agreement dated as of November 12, 1999 and amended and restated as of August 9, 2002 (as amended, the "Credit Agreement").

        The Amendment:

  •
  increases the ABR Spread and Eurodollar Spread to 1.75% and 2.75%, respectively, when the Company's Leverage Ratio is greater than or equal to 4.0:1 and less than 5.0:1 and to 2.00% and 3.00%, respectively, when its Leverage Ratio is equal to or greater than 5.0:1;

  •
  revises the definition of Consolidated Cash Interest Expense for financial covenant purposes to exclude any premiums paid in connection with the redemption of Subordinated Debt;

  •
  increases the Company's maximum financing under a Permitted Receivables Transaction to $100 million from $75 million; and

  •
  increases the Company's permitted Leverage Ratio for each quarter beginning September 30, 2003 and ending December 31, 2004.

Item 7.    Financial Statements and Exhibits.

        (c)    Exhibits.

    99.1
    The Amendment dated as of September 26, 2003 to the Credit Agreement dated as of November 12, 1999 and amended and restated as of August 9, 2002, among Georgia Gulf Corporation (the "Company"), the eligible subsidiaries party thereto, the lenders party thereto and JP Morgan Chase Bank, as administrative agent (the "Administrative Agent").

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 30, 2003

GEORGIA GULF CORPORATION
By:	/s/ JOEL I. BEERMAN Name: Joel I. Beerman Title: Vice President, General Counsel and Secretary

EXHIBIT INDEX

99.1
The Amendment dated as of September 26, 2003 to the Credit Agreement dated as of November 12, 1999 and amended and restated as of August 9, 2002, among Georgia Gulf Corporation (the "Company"), the eligible subsidiaries party thereto, the lenders party thereto and JP Morgan Chase Bank, as administrative agent (the "Administrative Agent").

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SIGNATURE
EXHIBIT INDEX